Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Financial Statements
for the Years Ended
December 31, 2001, 2000 and 1999

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Table of Contents
--------------------------------------------------------------------------------

                                                                                         Page(s)
Report of Independent Accountants                                                             1

Consolidated Statements of Assets, Liabilities and Partners' Capital,
  December 31, 2001 and 2000                                                                  2

Consolidated Schedules of Investments, December 31, 2001 and 2000                         3 - 6

Consolidated Statements of Operations for the years ended December 31,
  2001, 2000 and 1999                                                                         7

Consolidated Statements of Changes in Partners' Capital for the years ended
  December 31, 2001 and 2000                                                                  8

Consolidated Statements of Cash Flows for the years ended December 31,
  2001, 2000 and 1999                                                                         9

Notes to Consolidated Financial Statements                                               10 - 14

                        Report of Independent Accountants


To The Partners of
Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)


In our opinion, the accompanying consolidated statements of assets, liabilities and partners' capital, including the consolidated schedules of investments, and the related consolidated statements of operations, changes in partners' capital, and cash flows present fairly, in all material respects, the financial position of Ben Franklin/Progress Capital Fund, L.P., and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these consolidated statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included verification, by physical examination or correspondence with the custodian, of investments owned as of December 31, 2001 and 2000. We believe that our audits provide a reasonable basis for our opinion.




/s/ PricewaterhouseCoopers LLP
-------------------------------
February 26, 2002

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Statements of Assets, Liabilities and Partners' Capital
December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                    2001                    2000
Assets:
   Venture capital investments, at fair value
     (cost $3,937,093 and $4,712,789, respectively)            $  4,258,482            $  4,134,703
   Cash and temporary investments                                 1,411,605               1,503,156
   Interest receivable                                               65,108                  95,458
   Other assets                                                       6,624                  85,895
                                                               ------------            ------------
          Total assets                                         $  5,741,819            $  5,819,212
                                                               ============            ============

Liabilities:
   Accrued expenses                                            $     20,000            $     17,000
   Distributions payable                                            889,503                       -
                                                               ------------            ------------
          Total liabilities                                         909,503                  17,000
                                                               ------------            ------------
Net assets represented by partners' capital:
   Contributed capital, net of syndication costs                  5,424,565               5,424,565
   Distributions to partners                                     (2,900,000)             (1,500,000)
   Net operating income before changes in investment
        valuation                                                   243,094                 212,465
   Net realized (loss)/gain on investment                         1,143,268               2,243,268
   Net unrealized appreciation/(depreciation) on investments        921,389                (578,086)
                                                               ------------            ------------
          Total partners' capital                                 4,832,316               5,802,212
                                                               ------------            ------------
          Total liabilities and partners' capital              $  5,741,819             $ 5,819,212
                                                               ============             ===========

          See accompanying notes to consolidated financial statements.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Schedule of Investments
December 31, 2001
--------------------------------------------------------------------------------

                                                                                                                Unrealized
                                                                                                 Fair          Appreciation
Company                            Description                                   Cost            Value         (Depreciation)
Alpine Medical LLC            10% - 12% convertible subordinated note           $ 500,000      $  500,000        $        -

                              Warrants to purchase 157,358
                                Class A units at $0.01 per unit                         -       1,400,000         1,400,000

American Compliance Systems   11% subordinated note with warrants to
                                purchase 27,529 shares of common stock
                                at $7.265 per share                               400,000         400,000                 -

Analytical Graphics, Inc.     Warrants to purchase 57,374 shares of
                                common stock at $3.34 per share,                        -               -                 -

AnswerNet, Inc.               12% subordinated note with warrants to
                                purchase 27,493 shares of common stock
                                at $9.09 per share                                427,083         427,083                 -

CEMA Technologies, Inc.       10% subordianted note                               150,000         150,000                 -

                              Warrants to purchase 48,533 shares of
                                Series G preferred stock at $0.01 per share             -         163,074           163,074

                              Warrants to purchase 17,333 shares of
                                Series G preferred stock at $0.01
                                per share                                               -          58,242            58,242

                              Warrants to purchase 44,000 shares of
                                Series H preferred stock at $0.01
                                per share                                               -         147,843           147,843

Fiberlink Communications      12% subordinated note with warrants to
  Corporation                   purchase 132,979 shares of common
                                stock at $1.88 per share                          388,888         388,888                 -

Homes for Living, Inc.        102,574 shares of convertible Series B
                                preferred stock                                   300,000               -          (300,000)

Internet Capital Group, Inc.
  (Nasdaq: ICGE)              12,412 shares of common stock                        62,789          15,019           (47,770)

                                  (continued)


          See accompanying notes to consolidated financial statements.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Schedule of Investments
December 31, 2001
--------------------------------------------------------------------------------

                                                                                                                Unrealized
                                                                                                 Fair          Appreciation
Company                            Description                                   Cost            Value         (Depreciation)

Orthovita, Inc.               Warrants to purchase 20,000 shares of
  (Nasdaq: VITA)                common stock at $10.50 per share              $        -      $        -         $     -

Prima Facie, Inc.             7.5% subordinated note with warrants to
                                purchase 357,692 shares of Series E
                                convertible preferred stock at $1.30
                                per share                                        500,000         100,000               - *

                              8% convertible note with warrants to
                                purchase a number of shares of common
                                stock to be determined by a formula
                                based on Prima Facie, Inc.'s next
                                financing                                        200,000               -               - *

Rankin Corporation            10% subordinated note with warrants to
                                purchase 191,832 shares of common
                                stock at $1.09 per share                         258,333         258,333               -

RealTIME Media, Inc.          285,984 shares of Class A-1 Stock and
                                52,016 shares of Class A-2 Stock                 650,000         150,000         (500,000)
                                917,684 shares of Series B preferred
                                stock                                            100,000         100,000                -
                                                                              ----------      ----------         --------
                                                                              $3,937,093      $4,258,482         $921,389
                                                                              ==========      ==========         ========

* The reductions in fair value from the cost of the Prima Facia investment have been recognized as realized losses in 2001 due to a bankruptcy settlement agreement.


          See accompanying notes to consolidated financial statements.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Schedule of Investments
December 31, 2000
--------------------------------------------------------------------------------

                                                                                                                Unrealized
                                                                                                 Fair          Appreciation
Company                            Description                                   Cost            Value         (Depreciation)

Alpine Medical LLC            10% - 12% convertible subordinated note
                                with warrants to purchase 157,358
                                Class A units at $0.01 per unit               $ 500,000          $ 500,000                -



American Compliance Systems   11% subordinated note with warrants to
                                purchase 27,529 shares of common stock
                                at $7.265 per share                             400,000            400,000                -


Analytical Graphics, Inc.     Warrants to purchase 57,374 shares of
                                common stock at $3.34 per share,                      -                  -                -

AnswerNet, Inc.               12% subordinated note with warrants to
                                purchase 27,493 shares of common stock
                                at $9.09 per share                              500,000            500,000                -

CEMA Technologies, Inc.       10% subordinated note with warrants to
                                purchase 48,533 shares of Series G
                                preferred stock at $0.01 per share              300,000            300,000                -

                              Warrants to purchase 17,333 shares of
                                Series G preferred stock at $0.01
                                per share                                             -                  -                -

                              Warrants to purchase 44,000 shares of
                                Series H preferred stock at $0.01
                                per share                                             -                  -                -

Fiberlink Communications      12% subordinated note with warrants to
  Corporation                   purchase 132,979 shares of common
                                stock at $1.88 per share                        500,000            500,000                -

Homes for Living, Inc.        10% subordinated note with warrants to
                                purchase 12,500 shares of Class A
                                convertible preferred stock at $12.00
                                per share                                       300,000            300,000                -

Internet Capital Group, Inc.
  (Nasdaq: ICGE )             12,412 shares of common stock                      62,789             44,703           (18,086)

                                   (continued)

          See accompanying notes to consolidated financial statements.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Schedule of Investments
December 31, 2000
--------------------------------------------------------------------------------

                                                                                                                Unrealized
                                                                                                 Fair          Appreciation
Company                            Description                                   Cost            Value         (Depreciation)

Orthovita, Inc.               Warrants to purchase 20,000 shares of
  (Nasdaq: VITA)                common stock at $10.50 per share                      -                  -                -

Prima Facie, Inc.             7.5% subordinated note with warrants to
                                purchase 357,692 shares of Series E
                                convertible preferred stock at $1.30
                                per share                                     $ 500,000          $ 140,000      $  (360,000)

                              8% convertible note with warrants to
                                purchase a number of shares of common
                                stock to be determined by a formula
                                based on Prima Facie, Inc.'s next
                                financing                                       200,000                  -         (200,000)

Rankin Corporation            10% subordinated note with warrants to
                                purchase 191,832 shares of common
                                stock at $1.09 per share                        300,000            300,000                -

RealTIME Media, Inc.          338,000 shares of Series A preferred
                                stock                                           650,000            650,000                -

The Translation Group Ltd.    125,000 shares of redeemable convertible
                                preferred stock with an 8% dividend             500,000            500,000                -
                                                                             ----------         ----------        ---------
                                                                             $4,712,789         $4,134,703        $(578,086)
                                                                             ==========         ==========        =========

          See accompanying notes to consolidated financial statements.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Statements of Operations
For the Years Ended December 31, 2001, 2000 and 1999
--------------------------------------------------------------------------------

                                                                            2001              2000                1999
Revenue:
   Interest income                                                     $   342,617      $    490,624          $  346,113
   Advisory fee income                                                           -            25,992              11,004
                                                                       -----------      ------------          ----------
                                                                           342,617           516,616             357,117
                                                                       -----------      ------------          ----------
Operating expenses:
   Management fee (Note 3)                                                 271,500           271,500             271,500
   Professional fees                                                        31,642            28,912              15,490
   Amortization of organization and start-up costs                           6,612             6,642               6,582
   Other                                                                     2,234               448                 164
                                                                       -----------      ------------          ----------
                                                                           311,988           307,502             293,736
                                                                       -----------      ------------          ----------
     Net operating income before
        change in investment valuation                                      30,629           209,114              63,381
                                                                       -----------      ------------          ----------
Net change in investment valuation:
   Net realized gain/(loss) from investments                            (1,100,000)        1,974,074             269,194
   Unrealized appreciation (depreciation)                                1,499,475        (7,033,401)          6,455,315
                                                                       -----------      ------------          ----------
     Net increase (decrease) in investment valuation                       399,475        (5,059,327)          6,724,509
                                                                       -----------      ------------          ----------
Net increase (decrease) in partners' capital
   resulting from operations                                           $   430,104       $(4,850,213)         $6,787,890
                                                                       ===========      ============          ==========

          See accompanying notes to consolidated financial statements.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Statements of Changes in Partners' Capital
For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                        Special
                                                          General       Limited          Limited
                                                          Partner       Partner          Partners            Total

Balance as of December 31, 1999                         $1,246,484    $1,393,976      $ 9,511,965         $12,152,425
Distributions to Partners                                  (15,000)     (165,000)      (1,320,000)         (1,500,000)
Net decrease in Partners' capital resulting
   from operations                                        (863,336)     (574,263)      (3,412,614)         (4,850,213)
                                                        ----------    ----------      -----------         -----------
Balance as of December 31, 2000                            368,148       654,713        4,779,351           5,802,212
Distributions to Partners                                  (14,000)     (154,000)      (1,232,000)         (1,400,000)
Net increase in partners' capital resulting
   from operations                                          76,558        50,923          302,623             430,104
                                                        ----------    ----------      -----------         -----------
Balance as of December 31, 2001                         $  430,706    $  551,636      $ 3,849,974         $ 4,832,316
                                                        ==========    ==========      ===========         ===========

          See accompanying notes to consolidated financial statements.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2001, 2000 and 1999
--------------------------------------------------------------------------------

                                                                                2001           2000               1999
Cash flows from operating activities:
   Net (decrease) increase in partners' capital resulting
     from operations                                                       $   430,104     $(4,850,213)          $ 6,787,890
   Net decrease (increase) in investment valuation                          (1,499,475)      5,059,327            (6,724,509)
   Net realized loss from investments                                        1,100,000               -                     -
   Amortization of organization and start-up costs                               6,612           6,642                 6,582
   Amortization of deferred fees                                                     -         (20,992)              (11,274)
   Changes in partnership assets and liabilities:
     Other assets                                                               72,659              25               (39,730)
     Interest receivable                                                        30,350         (55,267)               (9,203)
     Accrued expenses                                                            3,000           2,000                 4,300
                                                                           -----------     -----------           -----------
        Net cash provided by operating activities                              143,250         141,522                14,056
                                                                           -----------     -----------           -----------
Cash flows from investing activities:
   Venture capital investments                                                (100,000)     (1,900,000)           (1,900,000)
   Proceeds from sale and repayment of venture
     capital investments                                                       375,696       2,463,600             1,594,195
                                                                           -----------     -----------           -----------
        Net cash provided by (used in) investing activities                    275,696         563,600              (305,805)
                                                                           -----------     -----------           -----------
Cash flows from financing activities:
   Distributions to Partners                                                  (510,497)     (1,500,000)                    -
   Partners' contributions                                                           -          40,000             1,810,000
                                                                           -----------     -----------           -----------
        Net cash (used in) provided by financing activities                   (510,497)     (1,460,000)            1,810,000
                                                                           -----------     -----------           -----------
        Net (decrease) increase in cash and
          temporary investments                                                (91,551)       (754,878)            1,518,251
Cash and temporary investments at beginning of year                          1,503,156       2,258,034               739,783
                                                                           -----------     -----------           -----------
Cash and temporary investments at end of year                              $ 1,411,605     $ 1,503,156           $ 2,258,034
                                                                           ===========     ===========           ===========
Supplemental disclosure of noncash investing activity:
   Satisfaction of indebtedness to
     related party (Note 3)                                                $         -     $         -           $  (500,000)
                                                                           ===========     ===========           ===========
     Sale of investment for receivable                                     $         -     $    72,674           $         -
                                                                           ===========     ===========           ===========


          See accompanying notes to consolidated financial statements

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
--------------------------------------------------------------------------------

 1.   Organization and Operations

      Ben Franklin/Progress Capital Fund, L.P. (the Partnership) was formed on December 30, 1997 for the purpose of operating as a venture capital fund providing primarily subordinated debt financing for early-stage, technology-based companies in the Mid-Atlantic region. The Partnership will be terminated on December 30, 2007, in accordance with the provisions of the Partnership Agreement, unless extended by the General Partner, with the consent of a majority of the Limited Partners, for up to three additional, one-year periods.

      The General Partner of the Partnership, Progress Capital, L.P., is responsible for the management and operation of the Partnership, including the appointment of an outside management company, if desired, to handle the general and administrative functions of the Partnership.

      The General Partner is also responsible for appointing an Advisory Board (the Board) made up of between three and seven people. The Board, for all periods presented herein, had five members. The duties of the Board include consultation and advice concerning the Partnership's investment strategy, discussions concerning potential conflicts of interest, referral of investment opportunities to the Partnership and such other advice and counsel as is requested by the General Partner in connection with the Partnership's investments and other Partnership matters.

      The Special Limited Partner in the Partnership is Ben Franklin Technology Center of Southeastern Pennsylvania. The General Partner's interest in the Partnership is 1% and the Limited Partners' interest, including the Special Limited Partner, is 99%.

 2.   Summary of Significant Accounting Policies

      (a) Basis of Presentation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, BFPC Investment, Inc., a Delaware C-corporation. All significant intercompany transactions and accounts have been eliminated.

      (b) Cash and Temporary Investments

         Partnership cash is invested in a certificate of deposit with an original maturity of less than 90 days and in an interest-bearing money market fund at Progress Bank (Note 3). At times, bank deposits may be in excess of federally insured limits.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
--------------------------------------------------------------------------------

      (c) Valuation of Venture Capital Investments

         Venture capital investments are recorded at fair value as determined in good faith by the General Partner. If no public market exists for the venture capital investments, fair value is determined by taking into consideration the cost of the investments, subsequent developments concerning the companies to which the investments relate, any financial data and projections of such companies provided to the General Partner, and such other factors as the General Partner may deem relevant. Due to the inherent uncertainty of such valuation, these estimated fair values may differ significantly from the values that would have been used had a ready market for certain of these investments existed. The difference could be material.

         Generally, the Partnership records no value for warrants received in an investment transaction with a private company due to the lack of marketability and liquidity of such investment security, unless the private company assures certain minimal value to the warrants.

         The fair value of investments traded in the public market is determined using the closing market price on the balance sheet date. Investments traded in the public market that are restricted as to the sale of such investments are generally discounted to reflect the lack of immediate marketability.

         Principal payments on the subordinated debt and redeemable preferred shares continue through June 2005. Generally, interest on the subordinated debt is payable monthly or quarterly.

      (d) Partners' Capital

         Limited and General Partners' Capital Contributions are recorded when due.

         Committed capital is reconciled to partners' capital at December 31, 2001 as follows:

                                                                  Special
                                                    General       Limited        Limited
                                                    Partner       Partner        Partners         Total

Committed capital                                   $ 90,500    $1,000,000    $ 7,959,500      $ 9,050,000
Less amount not yet called                           (36,200)     (402,700)    (3,181,100)      (3,620,000)
                                                    --------    ----------    -----------      -----------
Capital contributions                                 54,300       597,300      4,778,400        5,430,000
Distributions to partners                            (29,000)     (319,000)    (2,552,000)      (2,900,000)
Syndication costs                                          -          (623)        (4,812)          (5,435)
Net realized gain from investments                   198,860       136,672        807,736        1,143,268
Net unrealized appreciation on investments           162,852       108,165        650,372          921,389
Net operating income before changes in
   investment valuation                               43,694        29,122        170,278          243,094
                                                    --------    ----------    -----------      -----------
     Balance as of December 31, 2001                $430,706    $  551,636    $ 3,849,974      $ 4,832,316
                                                    ========    ==========    ===========      ===========


Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
--------------------------------------------------------------------------------

         Partnership profit and loss, in all cases, will be allocated to each partner in accordance with the Partnership Agreement. Net profits will be allocated in the following manner: first, to all Partners up to an aggregate amount equal to previously allocated net losses; second, 100% to the Limited Partners in proportion to their Capital Contribution until they have been allocated an amount equal to 10% of their aggregate Capital Contributions; third, 100% to the General Partner and the Special Limited Partner until they have been allocated an amount equal to 2.5% of the aggregate Capital Contributions of all Limited Partners, with the General Partner and the Special Limited Partner sharing such allocation 85% to the General Partner and 15% to the Special Limited Partner; and fourth, 80% to the Partners in proportion to their Partnership percentages and 20% to the General Partner. The General Partner and the Special Limited Partner shall share such allocation 85% to the General Partner and 15% to the Special Limited Partner. Net loss shall be allocated first to offset any net income previously allocated and then to the Partners in proportion to their Partnership percentages.

     (e) Syndication Costs

         Syndication costs consist of fees and expenses incurred in connection with the offering of limited partnership interests. Syndication costs are presented in the accompanying financial statements as a reduction of partners' capital.

     (f) Income Taxes

         A provision for income taxes is not included in the accompanying financial statements, since Partnership earnings or losses are allocated to the partners for inclusion in each partner's separate tax return.

     (g) Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         As further discussed above, under Valuation of Venture Capital Investments, the Partnership uses estimates to determine the fair value of its investment portfolio. In many instances, there are no readily ascertainable fair values for certain investments. In these instances, management estimates fair value using current financial and operating information available to them. The actual proceeds realized upon the disposition of these investments could differ significantly from their carrying values.

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
--------------------------------------------------------------------------------

 3.      Related Parties

         As permitted by the Partnership Agreement, the General Partner of the Partnership, Progress Capital, L.P., has entered into an agreement with Progress Capital Management, Inc. to provide management services to the Partnership. Progress Capital, Inc., the general partner of Progress Capital, L.P., and Progress Capital Management, Inc. are wholly-owned subsidiaries of Progress Financial Corporation. Progress Capital Management, Inc. receives a fee for performing these services as stated in the Partnership Agreement. This fee is 3% of the aggregate Capital Commitments of the Partnership for the first seven years of the Partnership, 2.5% of the aggregate Capital Commitments of the Partnership for the eighth year, 2.0% of the aggregate Capital Commitments of the Partnership for the ninth year, and 1.5% of the aggregate Capital Commitments of the Partnership for each year thereafter. The fee is based on the committed capital as of the first day of the quarter. The fee for 2001 and 2000 was $271,500 each year.

         During 2000, the Partnership had investments in CEMA Technologies, Inc. Prima Facie, Inc, RealTIME Media Inc., American Compliance Systems and Alpine Medical LLC, to which Progress Financial Corporation has provided credit facilities. During 2001, the Partnership had investments in CEMA Technologies Inc., American Compliance Systems, Fiberlink Communications Corporations, Answer Net Inc., Alpine Medical LLC and Homes for Living, Inc., to which Progress Financial Corporation has provided credit facilities.

         The Partnership's cash and temporary investment balances at December 31, 2001 and 2000 are held in accounts with Progress Bank.

 4.      Financial Highlights

         The following limited partner ratios are for the period ended December 31, 2001:

         Operating expenses                                              5.76%
         Incentive allocation                                            1.57%
                                                                         ----
         Total expenses and incentive valuation                          7.33%
                                                                         ====
         Net operating income before change in investment valuation      0.46%
                                                                         ====

         Total return before incentive allocation                        7.89%
         Less incentive allocation                                       1.57%
                                                                         ----
         Total return after incentive allocation                         6.32%
                                                                         ====

Ben Franklin/Progress Capital Fund, L.P.
(a limited partnership)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
--------------------------------------------------------------------------------

         The ratios of net operating income before change in investment valuation to average net assets, of operating expenses to average net assets and total return are calculated for the Limited Partners, including the Special Limited Partner, as a class. Net operating income before change in investment valuation includes operating expenses as a component but does not include the incentive allocation as a component. Total return, which reflects the quarter-to-quarter change in net assets, was calculated using returns, which have been geometrically linked and utilize the average quarterly capital transactions. The total expenses and incentive allocation and the total return after incentive allocation adjust the operating expenses and total return before incentive allocation calculations for the General Partner and Special Limited Partner's carried interests.

 5.      Subsequent Event (Unaudited)

         In February 2002, Alpine Medical LLC ("Alpine") was sold to a third party for cash in a private transaction. In connection with this sale, the Partnership collected the balance outstanding on the Alpine subordinated note and the Partnership received $1,557,000 cash in exchange for the stock of the Partnership's subsidiary, BFPC Investment, Inc. The subsidiary's only assets were warrants to purchase 157,358 Class A units of Alpine.

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